Exhibit 99.1

Aquila, Inc.
Unaudited Pro Forma Financial Information

The accompanying unaudited pro forma consolidated financial statements present the pro forma results of the Company, taking into account the aggregate effect of the sale of its Colorado electric and Colorado, Iowa, Kansas and Nebraska natural gas distribution businesses assuming: (1) for the unaudited pro forma consolidated balance sheet, the sale closed on March 31, 2008, and (2) for the unaudited pro forma consolidated statement of income of the three months ended March 31, 2008 and the year ended December 31, 2007, the sale closed on the first day of the periods being presented.

The unaudited pro forma consolidated balance sheet as of March 31, 2008, and statement of income for the three months ended March 31, 2008 are based on the historical information provided in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) for the period ended March 31, 2008.  The unaudited pro forma consolidated statement of income for the year ended December 31, 2007 is based on the historical information provided in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2007. The unaudited pro forma consolidated financial statements are for illustrative purposes only.  They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on the first day of the period being presented, as assumed above, nor is the information necessarily indicative of future financial position or operating results of the Company.

The pro forma consolidated financial statements do not give effect to any transactions occurring after the consummation of the Asset Sale Transactions, including without limitation the Merger of the Company with a wholly-owned subsidiary of Great Plains Energy and any transactions undertaken in connection therewith.

Aquila, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Three Months Ended March 31, 2008

In millions	Aquila, Inc. as filed	Pro Forma Adjustments (a)	Aquila, Inc. Pro Forma
Sales:
Electricity—regulated	$199.1	$(50.7)	$148.4
Natural gas—regulated	277.6	(277.6)	–
Other—non-regulated	6.4	(7.5)	(1.1)
Total sales	483.1	(335.8)	147.3
Cost of sales:
Electricity—regulated	110.7	(34.0)	76.7
Natural gas—regulated	209.5	(209.5)	–
Other—non-regulated	5.3	(5.0)	.3
Total cost of sales	325.5	(248.5)	77.0
Gross profit	157.6	(87.3)	70.3
Operating expenses:
Operation and maintenance expense	87.3	(30.5)	56.8
Taxes other than income taxes	7.3	(3.0)	4.3
Depreciation and amortization expense	29.1	(10.7)	18.4
Total operating expenses	123.7	(44.2)	79.5
Operating income (loss)	33.9	(43.1)	(9.2)
Other income (expense), net	3.0	.4	3.4
Interest expense	32.0	–	32.0
Income (loss) from continuing operations before income taxes	4.9	(42.7)	(37.8)
Income tax benefit	(3.6)	–	(3.6)
Income (loss) from continuing operations	8.5	(42.7)	(34.2)
Earnings from discontinued operations, net of tax	–	–	–
Net income (loss)	$8.5	$(42.7)	$(34.2)

Aquila, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2007

In millions	Aquila, Inc. as filed	Pro Forma Adjustments (a)	Aquila, Inc. Pro Forma
Sales:
Electricity—regulated	$837.8	$(178.0)	$659.8
Natural gas—regulated	606.1	(606.1)	–
Other—non-regulated	22.7	(30.9)	(8.2)
Total sales	1,466.6	(815.0)	651.6
Cost of sales:
Electricity—regulated	449.5	(114.8)	334.7
Natural gas—regulated	432.1	(432.1)	–
Other—non-regulated	19.3	(16.4)	2.9
Total cost of sales	900.9	(563.3)	337.6
Gross profit	565.7	(251.7)	314.0
Operating expenses:
Operation and maintenance expense	320.1	(105.1)	215.0
Taxes other than income taxes	28.2	(12.8)	15.4
Restructuring charges	1.5	–	1.5
Net loss on sale of assets and other charges	1.3	–	1.3
Depreciation and amortization expense	108.3	(42.1)	66.2
Total operating expenses	459.4	(160.0)	299.4
Operating income (loss)	106.3	(91.7)	14.6
Other income, net	24.4	1.9	26.3
Interest expense	142.8	–	142.8
Loss from continuing operations before income taxes	(12.1)	(89.8)	(101.9)
Income tax expense (benefit)	6.0	–	6.0
Loss from continuing operations	(18.1)	(89.8)	(107.9)
Earnings from discontinued operations, net of tax	12.7	–	12.7
Net loss	$(5.4)	$(89.8)	$(95.2)

Aquila, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2008

In millions	Aquila, Inc as filed	Pro Forma Adjustments	Aquila, Inc. Pro Forma

Assets
Current assets:
Cash and cash equivalents	$28.2	$908.8	(c)	$937.0
Funds on deposit	33.9	–		33.9
Accounts receivable, net	243.8	(117.9)	(b)	125.9
Inventories and supplies	78.7	(11.4)	(b)	67.3
Price risk management assets	46.0	(1.6)	(b)	44.4
Regulatory assets, current	43.7	(18.8)	(b)	24.9
Other current assets	21.1	(12.9)	(b)	8.2
Total current assets	495.4	746.2		1,241.6

Utility plant, net	2,088.3	(537.2)	(b)	1,551.1
Non-utility plant, net	129.0	(2.0)	(b)	127.0
Price risk management assets	16.4	–		16.4
Goodwill, net	111.0	–		111.0
Regulatory assets	118.2	(36.5)	(b)	81.7
Deferred charges and other assets	41.1	24.3	(b)	65.4
Total Assets	$2,999.4	$194.8		$3,194.2

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	$2.4	$–		$2.4
Short-term debt	100.0	–		100.0
Accounts payable	128.4	(64.8)	(b)	63.6
Accrued interest	31.4	(.5)	(b)	30.9
Regulatory liabilities, current	12.4	(8.0)	(b)	4.4
Accrued compensation and benefits	11.5	(1.6)	(b)	9.9
Pension and post-retirement benefits, current	3.3	(1.7)	(b)	1.6
Other accrued liabilities	63.1	16.2	(b)(d)	79.3
Price risk management liabilities	30.6	–		30.6
Customer funds on deposit	23.0	(12.3)	(b)	10.7
Total current liabilities	406.1	(72.7)		333.4
Long-term liabilities:
Long-term debt, net	1,034.1	–		1,034.1
Deferred income taxes and credits	–	–		–
Price risk management liabilities	.6	–		.6
Pension and post-retirement benefits	46.8	(21.2)	(b)	25.6
Regulatory liabilities	92.5	(5.0)	(b)	87.5
Deferred credits	53.4	(11.9)	(b)	41.5
Total long-term liabilities	1,227.4	(38.1)		1,189.3

Common shareholders' equity	1,365.9	305.6	(e)	1,671.5
Total Liabilities and Shareholders' Equity	$2,999.4	$194.8		$3,194.2

Aquila, Inc.
Notes to the Unaudited Pro Forma Consolidated Financial Statements

(a)	These Unaudited Pro Forma Consolidated Statements of Income adjustments represent the elimination of income from continuing operations directly associated with the Asset Sale Transactions.
(b)	These pro forma adjustments represent the elimination of assets and liabilities directly associated with the Asset Sale Transactions.
(c)	This pro forma adjustment represents the estimated cash proceeds received in connection with the Asset Sale Transactions.
(d)	This pro forma adjustment includes an accrual of$6.2 million of estimated transaction costs and a provision for pension funding of $11.8 million.
(e)	This pro forma adjustment represents an estimated gain of $305.6 million on the Asset Sale Transactions after transaction costs.